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                                                                    EXHIBIT 23.5

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
                                SIDLEY AUSTIN LLP      BEIJING        GENEVA          SAN FRANCISCO
                                ONE SOUTH DEARBORN     BRUSSELS       HONG KONG       SHANGHAI
(SIDLEY AUSTIN LLP LOGO)        CHICAGO, IL  60603     CHICAGO        LONDON          SINGAPORE
                                (312) 853 7000         DALLAS         LOS ANGELES     TOKYO
                                (312) 853 7036 FAX     FRANKFURT      NEW YORK        WASHINGTON, DC

                                                       FOUNDED 1866
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                                September 8, 2006



ING USA Annuity and Life Insurance Company
1290 Broadway
Denver, Colorado 80203-5699

Re: $5,000,000,000 Secured Notes Registration Statement on Form S-3 -- Consent to Registration Statement Reference

         This letter will serve as our consent to the reference in the registration statement, as amended, on Form S-3 to be filed by ING USA Annuity and Life Insurance Company with the Securities and Exchange Commission, to the legal opinion of Sidley Austin LLP, as counsel to ING USA Annuity and Life Insurance Company, regarding priority of claims with respect to funding agreements pursuant to Iowa Code Section 507C.42

Very truly yours,

/s/ Sidley Austin LLP
---------------------------------
SIDLEY AUSTIN LLP



       Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships